UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 5, 2009

BOATATOPIA
(Exact name of registrant as specified in its charter)

Nevada	001-34070	20-8273426
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2514 Via De Pallon Circle Henderson, Nevada	89074
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (702) 866-5835

Copies of Communications to:
Stoecklein Law Group
402 West Broadway, Suite 690
San Diego, CA 92101
(619) 704-1310
Fax (619) 704-1325

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1- Registrant’s Business and Operations

Item 1.02 Termination of a Material Definitive Agreement

On December 29, 2008, the Registrant entered into a reverse triangular merger by and among Boatatopia Sub Corp. (“BSC”), a wholly owned subsidiary of the Registrant, and V2P Communications, Inc., a Nevada corporation (“V2P”), the constituent entities, whereby the Registrant agreed to issue 16,000,000 shares of its 144 restricted common stock in exchange for 100% of V2P’s outstanding common stock upon the Merger becoming effective. Subject to the terms and conditions set forth in the Merger Agreement, the Merger was anticipated to become effective on January 30, 2009; however, V2P was unable to meet the specified conditions of the Merger Agreement.  Therefore, the Merger Agreement with V2P has been terminated and no shares were issued.  A copy of the termination letter is attached hereto as Exhibit 99.

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointments of Principal Officers

(b) Resignation of Director and Officers

In connection with the Merger Agreement being terminated, on March 5, 2009, Mr. Deeb and Mr. Knox resigned from the Registrant’s Board of Directors and also resigned as officers of the Registrant.  Mr. Kurn also resigned from the Registrant’s Board of Directors on March 5, 2009.

(c)  Appointment of Officers

Upon the resignation of Messrs. Deeb and Knox, Mr. Causey has agreed to be reappointed to the Registrant’s Board of Directors and serve as the Registrant’s sole officer.

Stephen N. Causey age 61 is currently the President, Secretary/Treasurer, Director and founder of Boatatopia from January 16, 2007 to present.  Mr. Causey has owned boats throughout his working career and is the founder of Boatatopia, combining both his boating experience and advertising and marketing experience. Mr. Causey holds a B.A. in English from Arizona State University. Primary responsibilities were new ventures and company growth.

(d) Appointment of Director

Upon the resignation of Messrs. Deeb and Knox, the Board of Directors appointed Mr. Stephen Causey to serve as the sole director of the Registrant.  Currently, the Registrant does not have separate committees within the Board of Directors such as an Audit, Nominating, or Governance committees due to having limited resources.  Therefore, Mr. Causey will participate with the Registrant’s entire board of directors in performing some of the functions associated with these separate committees.  Additionally, as a result of having limited resources the Registrant does not currently have an established compensation package for board members.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
99	Termination Letter from V2P Communications, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Boatatopia

By: /s/ Stephen Causey__________
Date: March 9, 2009                                                        Stephen Causey, President